UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006

CHINA GRANITE CORPORATION
(Exact name of Registrant as specified in charter)

FLORIDA	0-30516	88-0448920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2642 Collins Avenue, Suite #305, Miami Beach, Florida		33140
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(305) 534-1684

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

Item 3.02 Unregistered Sales of Equity Securities

Shares for Debt Conversion

On April 19, 2006 the Company sold 5,349,758 shares of common stock of the Company for an aggregate purchase price of $534,975.80 ($0.10 per share). The Purchase Price was paid by the subscribers by the settlement of an aggregate total of $534,975.80 of indebtedness of the Company to these individual subscribers. No underwriting discounts or commission were paid in connection with this offering. Two of our directors and officers participated in this transaction. Mr. Chen Dong, our President, CEO and a director, converted $24,470 in debt owed to him by China Granite and received 244,700 shares of our common stock. Costas Takkas, a director of China Granite converted $101,200 in debt owed to him by China Granite and received 1,012,000 shares of our common stock

The issuance of shares in the offering was completed pursuant to Rule 903 of Regulation S of the Act to seven (7) of the subscribers on the basis that the sale of the shares was completed in an offshore transaction, as defined in Rule 902(h) of Regulation S. The Company did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. The investors each individually represented to us that they were not a U.S. person, as defined in Regulation S, and were not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Securities Act of 1933 and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act of 1933 or pursuant to an exemption from the Securities Act of 1933. The investors each agreed by execution of the subscription agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 or pursuant to an exemption from registration under the Securities Act of 1933; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 or pursuant to an exemption from registration under the Securities Act of 1933; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act of 1933. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act of 1933 and could not be resold without registration under the Securities Act of 1933 or an applicable exemption from the registration requirements of the Securities Act of 1933.

The issuance of shares to one of the subscribers was completed on reliance on Rule 506 of Regulation D of the Securities Act of 1933 on the basis that this party is an accredited investor, as defined under Rule 501 of Regulation D of the Securities Act of 1933. All securities issued were issued as restricted securities and were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Securities Act of 1933 or an applicable exemption from the registration requirements of the Securities Act of 1933. No general solicitation or general advertising was conducted in connection with the sales of the shares.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2006

CHINA GRANITE CORPORATION

/s/ Costas Takkas
_________________________________
By: Costas Takkas, Director